Exhibit 10 (b)

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the “Amendment”) is made as of the 16th day of May, 2005 by and among FAMILY DOLLAR STORES, INC., FAMILY DOLLAR, INC. (collectively, the “Borrowers”), and WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union National Bank) (the “Bank”).

RECITALS:

The Borrowers and the Bank entered into a certain Credit Agreement dated as of August 7, 2001 (as amended, modified or supplemented prior to the date hereof, including by (a) letter amendment dated May 1, 2002, (b) the First Amendment to Credit Agreement dated as of May 29, 2003, the “Credit Agreement”), (c) the Second Amendment to Credit Agreement dated as of May 27, 2004.  Capitalized terms used in this Amendment, which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

The Borrowers and the Bank wish to amend the Credit Agreement in certain respects, as hereinafter provided.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers and the Bank, intending to be legally bound hereby, agree as follows:

SECTION 1.  Recitals.  The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

SECTION 2.  Amendments to the Credit Agreement.  The Credit Agreement is hereby amended as set forth in this Section 2.

“‘Tranche A Termination Date’ means May 31, 2010, or such earlier date as the Tranche A Commitment is terminated pursuant to this Agreement.”

“‘Tranche B Termination Date’ means May 25, 2006, or such earlier date as the Tranche B Commitment is terminated pursuant to this Agreement.”

SECTION 3.  Conditions to Effectiveness.  The effectiveness of this Amendment and the obligations of the Bank hereunder are subject to the satisfaction of the following condition:

(a)                 the Bank shall have received from each of the Borrowers and each of the Guarantors a counterpart hereof signed by such party.

SECTION 4.  No Other Amendment.  Except for the amendments set forth above, the text of the Credit Agreement and each of the other Loan Documents, including, without limitation, the Guaranty, shall remain unchanged and in full force and effect.  This Amendment is not intended to effect, nor shall it be construed as, a novation.  The Credit Agreement and this Amendment shall be construed together as a single agreement.  Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect or impair any rights, powers or remedies under the Credit Agreement as hereby amended.  The Borrowers promise and agree to perform all of the requirements, conditions, agreement and obligations under the terms of the

Credit Agreement, as hereby amended, the Credit Agreement, as amended, being hereby ratified and affirmed.  The Borrowers hereby expressly agree that the Credit Agreement, as amended, and each of the other Loan Documents, is in full force and effect.

SECTION 5.  Representations and Warranties.  Each of the Borrowers hereby represents and warrants to the Bank as follows:

(a)          No Default or Event of Default under the Credit Agreement or any other Loan Document has occurred and is continuing unwaived by the Bank on the date hereof;

(b)         The representations and warranties of the Borrowers set forth in Article V of the Credit Agreement shall be true on and as of the date hereof.

(c)          Each of the Borrowers has the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder, or thereunder, to be done, observed and performed by it.

(d)         This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of each Borrower and constitutes a legal, valid and binding obligation of each of the Borrowers, enforceable against each of the Borrowers in accordance with its terms, provided that such enforceability is subject to applicable Debtor Relief Laws and general principles of equity.

(e)          The execution and delivery of this Amendment and the performance hereunder by each of the Borrowers does not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over any Borrower, nor be in contravention of or in conflict with the certificate of incorporation or bylaws of any Borrower, or the provision of any statute, or any judgement, order, indenture, instrument, agreement or undertaking, to which any Borrower is party or by which the assets or properties of any Borrower are or may become bound.

SECTION 6.                                Counterparts.  This Amendment may be executed in multiple counterparts each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

SECTION 7.                                Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

Borrowers:

[CORPORATE SEAL]	FAMILY DOLLAR STORES, INC.

	By:	/s/ C. Martin Sowers
	Name:	C. Martin Sowers
Sr. Vice President-Finance

[CORPORATE SEAL]	FAMILY DOLLAR, INC.

	By:	/s/ C. Martin Sowers
	Name:	C. Martin Sowers
	Title:	Sr. Vice President-Finance

Bank:

WACHOVIA BANK, NATIONAL ASSOCIATION

	By:	/s/ Doug Boothe
	Name:	Doug Boothe
	Title:	Director

ACKNOWLEDGED AND AGREED BY GUARANTORS:

FAMILY DOLLAR SERVICES, INC.		[CORPORATE SEAL]

By:	/s/ C. Martin Sowers
Name:	C. Martin Sowers
Sr. Vice President-Finance

FAMILY DOLLAR OPERATIONS, INC.		[CORPORATE SEAL]

By:	/s/ C. Martin Sowers
Name:	C. Martin Sowers
Sr. Vice President-Finance

FAMILY DOLLAR TRUCKING, INC.		[CORPORATE SEAL]

By:	/s/ C. Martin Sowers
Name:	C. Martin Sowers
Sr. Vice President-Finance